GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
DECLARES REGULAR QUARTERLY DIVIDEND

Atlanta, Georgia, April 25, 2016 – Genuine Parts Company (NYSE: GPC) announced today that its Board of Directors declared a regular quarterly cash dividend of sixty-five and three-quarter cents ($0.6575) per share on the Company’s common stock.

The dividend is payable July 1, 2016 to shareholders of record June 3, 2016.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2015 revenues of $15.3 billion.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Vice President — Investor Relations – (678) 934-5628